                                                               EXHIBIT 1.1
                                                               B&W Draft 5/20/96

                                6,000,000 Shares

                            OREGON STEEL MILLS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                         +, 1996

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED

         As Representatives of the Several Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013


Dear Sirs:

         Oregon Steel Mills, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 6,000,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock"), to the several Underwriters named in
Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 900,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

         The Company is also proposing to issue and sell, concurrently with the issuance and sale of the Firm Shares, $235,000,000 aggregate principal amount of its +% First Mortgage Notes due 2003 (the "Notes") pursuant to an Underwriting Agreement of even date herewith (the "Other Agreement") among the Company, the Guarantors (as defined below) and the underwriters named in Schedule I to the Other Agreement (the "Debt Underwriters"). The Notes are to be issued pursuant to an indenture (the "Indenture") among the Company, New CF&I, Inc., a Delaware corporation ("New CF&I"), and CF&I Steel, L.P., a Delaware limited partnership ("CF&I") (New CF&I, and CF&I are hereinafter called, collectively, the "Guarantors" and, individually, a "Guarantor"), and Chemical Bank, as trustee (the "Trustee"). The Guarantors will jointly and severally guarantee, among other things, the punctual payment of the principal of, premium, if any, and interest on the Notes pursuant to the Indenture and pursuant to guarantees (the "Guarantees", which term includes, unless the context otherwise requires, the CF&I Note referred to below) to be endorsed on the Notes. As collateral for the Notes and the Guarantees, (i) the Company will enter into a Deed of Trust, Assignment of Rents and Leases and Security Agreement with respect to certain real property, improvements and fixtures located in the State of Oregon and a Deed of Trust, Assignment of Rents and Leases and Security Agreement with respect to certain real property, improvements and fixtures located in the State of California and CF&I will enter into a Deed of Trust, Assignment of Rents and Leases and Security Agreement with respect to certain real property, improvements and fixtures located in Pueblo County, State of Colorado and a separate Deed of Trust,

Assignment of Rents and Leases and Security Agreement with respect to certain real property, improvements and fixtures located in Fremont County, State of Colorado (each individually, a "Mortgage" and, collectively, the Mortgages"),
(ii) the Company, New CF&I and CF&I will each enter into a separate Security Agreement (each, a "Security Agreement" and, collectively, the "Security Agreements") (the Mortgages and the Security Agreements are referred to, collectively, as the "Security Documents" and, individually, as a "Security Document") and (iii) CF&I will execute a promissory note as additional evidence of its obligations under its Guarantee (the "CF&I Note"). The Company, the Guarantors, the Trustee and FIOR (defined below), as agent for the banks (the "Bank Agent") under the Amended Credit Agreement (defined below), will enter into an Intercreditor Agreement (the "Intercreditor Agreement") to set forth certain agreements relating to the collateral securing the Notes and the Amended Credit Agreement.

         In connection with the offering of the Shares and the Notes, the Company will enter into an Amended and Restated Credit Agreement (the "Amended Credit Agreement") with First Interstate Bank of Oregon, N.A. ("FIOR"), The Bank of Nova Scotia ("BNS") and the other lenders named therein (collectively, the "Lenders") which will be an amendment and restatement of the Old Credit Agreement (as defined in Section 6(w) hereof). In order to guarantee the Company's obligations under the Amended Credit Agreement, New CF&I will enter into an Amended and Restated Guaranty (the "Amended and Restated New CF&I Guaranty") and CF&I will enter into a guaranty (the "CF&I Bank Guaranty"; the Amended and Restated New CF&I Guaranty and the CF&I Guaranty are hereafter called, individually, a "Bank Guaranty" and, collectively, the "Bank Guaranties"), the Company will enter into a Security Agreement (the "Company's Bank Security Agreement") and each of New CF&I and CF&I will enter into a separate Amended and Restated Security Agreement (the "Amended and Restated New CF&I Security Agreement" and the "Amended and Restated CF&I Security Agreement", respectively; the Company's Bank Security Agreement, the Amended and Restated New CF&I Security Agreement and the Amended and Restated CF&I Security Agreement are hereafter called, individually, a "Bank Security Agreement" and, collectively, the "Bank Security Agreements") to secure their obligations under the Amended Credit Agreement and the Bank Guaranties, respectively.

         The sale of the Firm Shares to the Underwriters pursuant to this Agreement and the sale of the Notes to the Debt Underwriters pursuant to the Other Agreement are each conditioned on (i) the occurrence of the other event and (ii) and the effectiveness of the Amended Credit Agreement.

         The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion, relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as amended prior to the execution of this Agreement, and shall include in any such case the information, if any, deemed to be a part of such registration statement pursuant to Rule 430A(b) under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment and including the information, if any,


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deemed to be a part thereof pursuant to Rule 430A(b) under the Act. If the
Company files a registration statement to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement at the time it became effective. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, a Rule 462(b) Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Rule 462(b) Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, a Rule 462(b) Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated or are deemed to be incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $+ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at a price equal to the purchase price per share minus an amount per share equal to any dividends or distributions payable on the Firm Shares but not payable on the Additional Shares to be purchased, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 900,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or


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such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on +, 1996 (the "Closing Time"). The place of closing for the Firm Shares and the Closing Time may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Time"), which may be the same as the Closing Time but shall in no event be earlier than the Closing Time nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Time for such Shares may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Time or any Option Closing Time, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Time or the Option Closing Time, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you at the Closing Time or the Option Closing Time, as the case may be, against payment of the purchase price therefor by wire transfer of same-day funds to a bank account designated by the Company or, at your option, by check payable in same-day funds.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or the 462(b) Registration Statement, as the case may be, to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment or the 462(b) Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment or the 462(b) Registration Statement has become effective, as the case may be.

              (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the


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initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

              (c) The Company will furnish to you, without charge (i) three signed copies of the registration statement and any Rule 462(b) Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits, (ii) such number of conformed copies of the registration statement and any Rule 462(b) Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may reasonably request.

              (d) The Company will not file any amendment to the Registration Statement (including any filing under Rule 462(b)) or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing, becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

              (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

            (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the


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
provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment to the Prospectus (or file such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

              (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration and qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

              (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or other securityholders or filed with the Commission or any national securities exchange (as defined in the Exchange Act) on which securities of the Company are listed, and (ii) from time to time such other information concerning the Company as you may reasonably request.

              (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

              (k) The Company will apply the net proceeds from the sale of the Shares and the Notes in accordance with the description set forth in the Prospectus.

              (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

              (m) Except as provided in this Agreement and pursuant to warrants or reservations referred to in the Prospectus, the Company will not issue, sell, offer to sell, solicit any offer to buy, contract to sell, grant any option or warrants to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.


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              (n) The Company has furnished to you "lock-up" letters, in substantially the form attached hereto as Exhibit A, signed by each of its current executive officers and directors (which current executive officers and directors are listed on Schedule II hereto).

              (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (p) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange before the Closing Time.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

              (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

              (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement and any Rule 462(b) Registration Statement, each in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus and any supplement or amendment thereto as of its date and, if applicable, when filed with the Commission under Rule 424(b) under the Act, complied and will comply in all material respects with the provisions of the Act and did not at any such time and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

              (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

              (d) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, whether or not in the ordinary course of business, that is material to the Company and the subsidiaries taken as a whole, and there has not been any change in the

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capital stock (except for subsequent issuances, if any, pursuant to this
Agreement or pursuant to warrants or reservations referred to in the Prospectus), or material increase in the short-term debt or long-term debt (other than (i) as a result of borrowings under the Old Credit Agreement in the ordinary course of business (which borrowings shall not exceed $300,000,000),
(ii) pursuant to intercompany transactions that do not result in an increase in the Company's consolidated indebtedness or (iii) as a result of long-term debt becoming classified as short-term debt as the result of the passage of time), of the Company or any of its subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

              (e) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

              (f) The accountants who certified the financial statements and supporting schedules included or incorporated in the Registration Statement are independent public accountants as required by the Act, the Exchange Act, and the Exchange Act Regulations.

              (g) The financial statements included or incorporated in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the pro forma financial statements and related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the captions "Prospectus Summary--Summary Historical and Pro Forma Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Pro Forma Unaudited Condensed Consolidated Financial Data" and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

              (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice.

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Other Agreement, the Notes, the Indenture, the Intercreditor Agreement, the Security Documents to which it is a party, the Amended Credit Agreement and its Bank Security Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

              (j) Each of Oregon Steel Mills-Fontana Division, Inc., a Delaware corporation ("Fontana"), and Napa Pipe Corporation, a Delaware corporation ("Napa"), has been merged into the Company (collectively, the "Mergers") and a certificate or certificates of ownership and merger for each such Merger, duly certified by the Secretary of State of the State of Delaware, have been delivered to you; and, by virtue of such Mergers, the Company has succeeded to all of the assets, properties, rights and franchises of Napa and Fontana, including the land, improvements, fixtures, equipment, machinery and related contract rights of the pipe mill located in Napa, California. The only subsidiaries of the Company are New CF&I, CF&I, Camrose Pipe Corporation, a Delaware corporation ("CPC"), Camrose Pipe Company, a general partnership organized under the laws of the Province of Alberta, Canada ("Camrose"), and the other subsidiaries of the Company whose names are set forth in clause (A) of the first sentence of the definition of "Unrestricted Subsidiary" in the Indenture. New CF&I, CF&I, CPC and Camrose are herein referred to as the "Significant Subsidiaries". Each Significant Subsidiary has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of each Guarantor, to enter into and perform its obligations under the Other Agreement, the Guarantees, the Indenture, the Intercreditor Agreement, the Security Documents to which it is a party, the Amended Credit Agreement, its Bank Guaranty, its Bank Security Agreement and + and, in the case of CF&I, the CF&I Note; and each Significant Subsidiary is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each Significant Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and (except for a minority interest in New CF&I described in the Prospectus) is owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership interests of each Significant Subsidiary which is a partnership have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for minority partnership interests in such partnership subsidiaries and the minority interest in New CF&I, all as described in the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity. Except for New CF&I, CF&I, CPC, Camrose, Fontana and Napa, no subsidiaries of the Company, individually or in the aggregate, accounted for more than 5% of the Company's consolidated assets as of December 31, 1995 or more than 3% of the Company's consolidated sales or operating income for the year then ended.

              (k) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to warrants or reservations referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus; and the issuance of the Shares is not subject to preemptive or other similar rights.

              (l) Neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws, partnership agreement or other organizational documents, as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, credit agreement, note, guarantee, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such defaults, singly or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or result of operations of the Company and its subsidiaries considered as a whole; and the execution, delivery and performance of this Agreement, the Other Agreement, the Indenture, the Notes, the Intercreditor Agreement, the Guarantees, the Security Documents, the CF&I Note, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements and + and the consummation of the transactions contemplated herein and therein (including, without limitation, (i) the issuance and sale of the Shares and the Notes and (ii) the creation and maintenance of the liens and security interests arising under the Security Documents and the Bank Security Agreements) have been duly authorized by the Company and the Guarantors and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (other than liens created by the Security Documents in favor of the Trustee and liens created pursuant to the Amended Credit Agreement and the Bank Security Agreements in favor of the Lenders) upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, credit agreement, note, guarantee, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws, partnership agreement or other organizational documents, as the case may be, of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree.

              (m) The Mergers were duly authorized by the Company, Fontana and Napa, as applicable, and did not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Fontana or Napa pursuant to, any contract, indenture, mortgage, loan agreement, credit agreement, note, guarantee, lease or other instrument or agreement to which the Company, Fontana or Napa is or was a party or by which any of them is or was bound, or to which any of the property or assets of the Company, Fontana or Napa is or was subject, except where such conflict, breach or default, singly or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or result of operations of the Company and its subsidiaries considered as a whole, nor did the Mergers result in any violation of the provisions of the charter or by-laws of the Company, Fontana or Napa or any applicable law, administrative regulation or administrative or court decree.

              (n) No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company's or any of its subsidiaries' principal suppliers, manufacturers or contractors which might reasonably be expected to result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole.

              (o) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries (A) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or (B) which might result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole or (C) which might materially and adversely affect execution, delivery or performance of this Agreement, the Other Agreement, the Indenture, the Notes, the Intercreditor Agreement, the Guarantees, the Security Documents, the CF&I Note, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements or +, or the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale of the Shares and the Notes and the creation and maintenance of the liens and security interests arising under the Security Documents); all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act which have not been so filed.

              (p) The Company and its subsidiaries own or possess adequate rights to use, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole.

              (q) No authorization, approval, consent or order of, or qualification, registration or filing with, any court or governmental authority, agency or official is necessary in connection with the offering, issuance or sale of the Shares under this Agreement or of the Notes under the Other Agreement, or for the execution, delivery or performance by the Company and the Guarantors of this Agreement, the Other Agreement, the Indenture, the Notes, the Intercreditor Agreement, the Guarantees, the Security Documents, the CF&I Note, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements or + (including without limitation, for the creation and maintenance of the liens and security interests arising under the Security Documents), except (i) such as may be required under the Act, state securities or Blue Sky laws, and the Trustee Indenture Act of 1939, as amended (the "1939 Act") and (ii) for the filings described in Section 6(ar) of the Other Agreement and the filing from time to time of continuation statements under the Uniform Commercial Code of the States of California, Colorado and Oregon (the "UCC").

              (r) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such certificates, authorities, or permits would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or result of operations of the Company and its subsidiaries considered as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole.

              (s) This Agreement has been duly authorized, executed and delivered by the Company.

              (t) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or the Other Agreement.

              (u) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida Statutes and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

              (v) The acquisition by CF&I of the assets of CF&I Steel Corporation and its subsidiaries pursuant to the Acquisition Agreement (as defined below) was approved by a Final Order (as defined in the Acquisition Agreement) and the Final Order, insofar as it relates to the Acquisition Agreement and transactions contemplated thereby, is not subject to review, appeal or modification.

              (w) As used in this Agreement, "Existing Credit Agreements" means
(A) the Company's $300 million Credit Agreement dated as of December 14, 1994 with FIOR, BNS and the other banks party thereto, as amended by Amendment No. 1 thereto dated as of September 30, 1995 and Waiver and Amendment No. 2 thereto dated as of March 22, 1996 (the "Old Credit Agreement"), (B) the Asset Purchase Agreement dated March 3, 1993 (the "Acquisition Agreement") among CF&I Steel Corporation, the Company, New CF&I and the other parties thereto, (C) Camrose's Cdn. $18 million credit facilities established by the Amendment, Restatement and Establishment of Credit Facilities dated as of October 28, 1994 between Camrose and BNS, as amended on May 9, 1995 (the "Camrose Credit Agreement"), (D) the Standing Letter of Credit Agreement dated March 15, 1995 (the "BNL Agreement") from the Company to Banca Nazionale de Lavoro ("BNL") providing for letters of credit in an aggregate principal amount not to exceed $4,000,000 at any time outstanding, (E) the Company's uncollateralized and uncommitted revolving line of credit from FIOR in an aggregate amount not to exceed $15 million, (F) the Optional Advance Note from CPC to the Company dated December 9, 1994, in the principal amount of $30 million, (G) the Optional Advance Note from OSM Glassification(TM), Inc. to the Company dated December 9, 1994, in the principal amount of $5 million, and (H) Optional Advance Notes from CF&I to the Company, executed on the following dates and in the following principal amounts: (i) February 11, 1994, in the amount of $30 million, (ii) May 17, 1994, in the amount of $30 million, (iii) October 20, 1994, in the amount of $30 million (iv) December 9, 1994, in the amount of $35 million, (v) March 9, 1995, in the amount of $15 million and (vi) September 13, 1995 in the amount of $50 million (each of the Optional Advance Notes referred to in clauses (F) through (H), an "Optional Advance Note" and collectively, the "Optional Advance Notes")[TO BE UPDATED]; "Old Guaranties" means the Guaranties, each dated as of December 14, 1994, executed by Napa, Fontana, New CF&I and CPC pursuant to the Old Credit Agreement; and "Existing Security Agreements" means (A) the Pledge Agreement, dated as of December 14, 1994 (the "Old Pledge Agreement"), executed by the Company and the Security Agreements, each dated as of December 14, 1994 (the "Old Security Agreements"), executed by the Company, Napa, Fontana, New CF&I, CF&I and CPC, respectively, securing obligations under the Old Credit Agreement and the Old Guaranties (the Old Pledge Agreement and the Old Security Agreements, collectively, the "Old Security Documents") and (B) the General Security Agreement dated January 12, 1993 executed by Camrose securing its obligations under the Camrose Credit Agreement, as amended by the Amendment thereto dated June 27, 1994 (the "Camrose Security Agreement"). Immediately prior to the Closing Time, the only instruments or agreements pursuant to which the Company or any of its subsidiaries will have outstanding or will have guaranteed, or which will provide for the Company or any of its subsidiaries to incur, issue or guarantee, indebtedness (including indebtedness between the Company and any of its subsidiaries or between any of the Company's subsidiaries) for borrowed money or evidenced by bonds, debentures, notes, drafts, letters of credit, bankers acceptances or other similar instruments or to issue letters of credit, bankers acceptances or similar instruments, will be the Existing Credit Agreements and the Old Guaranties, and the only mortgages, liens, charges, security interests, pledges, assignments or other encumbrances securing obligations under the Existing Credit Agreements or the Old Guaranties will be those created pursuant to the Existing Security Agreements; and the Company has provided to you true, complete and correct copies of all of the Existing Credit Agreements, Old Guaranties and Existing Security Agreements. Immediately prior to the Closing Time, the only indebtedness of the Company and its subsidiaries (including indebtedness between the Company and any of its subsidiaries or between any of the Company's subsidiaries but excluding trade payables) will be indebtedness under the Existing Credit Agreements and the Old Guaranties.

              (x) Prior to the Closing Time, the Old Guaranties and the Old Security Agreements executed by each of Napa and Fontana shall each be terminated and all mortgages, loans, charges, security interests, pledges, assignments and other encumbrances created thereby or in connection therewith, or securing any obligations thereunder or under the Old Credit Agreement will have been released and terminated (including, without limitation, by the filing in appropriate governmental offices of UCC termination statements.)

              (y) At the Closing Time, the Old Pledge Agreement, the Old Guaranty executed by CPC and the Old Security Agreement executed by CPC will have been terminated, all amounts owing thereunder will have been paid, and all mortgages, liens, charges, security interests, pledges, assignments and other encumbrances created thereby or in connection therewith, or securing any obligations thereunder or under the Old Credit Agreement, will have been released and terminated (including, without limitation, by the filing in appropriate governmental offices of UCC termination statements).

              (z) At the Closing Time, the Old Guaranty executed by New CF&I (the "Old New CF&I Guaranty"), the Old Security Agreement executed by the Company (the "Old Company Security Agreement") the Old Security Agreement executed by New CF&I (the "Old New CF&I Security Agreement") and the Old Security Agreement executed by CF&I (the "Old CF&I Security Agreement") will be amended and restated and the Old New CF&I Guaranty, as so amended and restated, will guarantee obligations of the Company arising only under the Amended Credit Agreement, and the only collateral which will be subject to the liens and security interests created by the Old Company Security Agreement, Old New CF&I Security Agreement and Old CF&I Security Agreement, as so amended and restated, will be accounts receivable and inventory and related books and records of the Company, New CF&I and CF&I, respectively, and all mortgages, liens, charges, security interests, pledges, assignments and other encumbrances created by the Old Company Security Agreement, Old New CF&I Security Agreement and the Old CF&I Security agreement on any other property or assets will have been released and terminated (including, without limitation, by the filing in appropriate governmental offices of UCC termination or amendment statements).

              (aa) Each Optional Advance Note has been duly authorized, executed and delivered by the issuer thereof and is a valid and binding obligation of the applicable issuer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity. As of the Closing Time, the Optional Advance Notes of CF&I shall have an aggregate outstanding principal balance of $+ [TO BE PROVIDED BY THE COMPANY].

              (ab) The Amended Credit Agreement has been duly authorized by the Company and +; at the Closing Time, the Amended Credit Agreement will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company and +, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and all conditions precedent to the effectiveness of the Amended Credit Agreement will have been satisfied.

              (ac) The Bank Guaranties have been duly authorized by New CF&I and CF&I, respectively (including, without limitation, by New CF&I in its capacity as sole general partner of CF&I); at the Closing Time, the Bank Guaranties will have been duly executed and delivered by, and will be the valid and binding agreements of, New CF&I and CF&I, respectively, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity.

              (ad) The Bank Security Agreements have been duly authorized by the Company, New CF&I and CF&I, respectively (including, without limitation, by New CF&I in its capacity as sole general partner of CF&I); at the Closing Time, the Bank Security Agreements will have been duly executed and delivered by, and will be the valid and binding agreements of, the Company, New CF&I and CF&I, respectively, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity.

              (ae) At the Closing Time there will not be any mortgages, liens, charges, security interests, pledges, assignments or other similar encumbrances upon any property or assets of the Company or any of its subsidiaries which secure indebtedness for borrowed money or evidenced by any bonds, debentures, notes, drafts, letters of credit, bankers acceptances or other similar instruments in respect of any of the foregoing, or which secure obligations under any credit agreement, loan agreement, line of credit, reimbursement agreement, letter of credit, bankers acceptance or other similar instruments or agreements (whether or not there are borrowings outstanding thereunder), or which secure any guarantees in respect of any of the foregoing, except for (i) the pledge of certain assets by Camrose pursuant to the Camrose Security Agreement to secure its obligations under the Camrose Credit Agreement, (ii) the pledge by the Company, New CF&I and CF&I of their accounts receivable, inventory and related books and records to secure their obligations under the Amended Credit Agreement and the Bank Guaranties and (iii) the liens and security interests created by the Security Documents in favor of the Trustee and the holders of the Notes.

              (af) The representations and warranties of the Company set forth in the Other Agreement are true, complete and correct, and such representations and warranties are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full at this place.

              (ag) The Pension Benefit Guaranty Corporation, as limited partner of CF&I, has consented to the Guarantee, the Security Agreement and the Mortgage to be executed by CF&I in connection with the sale of the Notes and the Bank Guaranty and the Bank Security Agreement to be executed by CF&I in connection with the Amended Credit Agreement and such consent as in full force and effect and has not been withdrawn or limited; and BNL has waived the negative pledge covenant in the BNL Agreement insofar as it relates to the liens and security interests created by the Security Documents and the Bank Security Agreements and such waiver is in full force and effect and has not been withdrawn or limited.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus itself (and not in, or by the filing of, an Incorporated Document), provided that the Company has delivered the Prospectus to the several Underwriters on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

              (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses (including fees and expenses of counsel). Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any one firm serving as local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless each Underwriter and any controlling persons of such

Underwriter, to the extent provided in subsection (a) above, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

              (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this subsection (c), such Underwriter shall have the rights and duties given to the Company by subsection (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by subsection (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

              (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in subsection (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section

7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

              (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

              (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

              (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or the Rule 462(b) Registration Statement to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment or the Rule 462(b) Registration Statement, as the case may be, shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

              (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or its subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or its subsidiaries or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

            (c) You shall have received at the Closing Time, an opinion of Stoel Rives LLP, counsel for the Company, dated as of Closing Time and addressed to you, as Representatives of the several Underwriters, to the effect that:

            (i) The Company has been duly incorporated, is in good standing and has legal corporate existence under the laws of the State of Delaware.

            (ii) The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Notes, the Indenture, the Intercreditor Agreement, the Security Documents to which the Company is a party, the Amended Credit Agreement, the Bank Security Agreement to which the Company is a party and +.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and the State of Oregon.

            (iv) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement by all necessary corporate action on the part of the Company and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable.

            (v) The issuance of the Shares is not subject to preemptive rights or other similar rights arising by operation of the General Corporation Law of the State of Delaware or under the certificate of incorporation or by-laws of the Company.

            (vi) New CF&I has been duly incorporated, is in good standing and has legal corporate existence under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligation under the Other Agreement, its Guarantees, the Indenture, the Intercreditor Agreement, the Security Documents to which it is a party, [the Amended Credit Agreement], its Bank Guaranty, its Bank Security Agreement and +; New CF&I is duly qualified as a foreign corporation to transact business and is in good standing in the States of Oregon and Colorado.

            (vii) CF&I has been duly organized and has legal existence as a limited partnership in good standing under the laws of the State of Delaware, has all requisite power and authority as a limited partnership to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Other Agreement, its Guarantee, the Indenture, the Intercreditor Agreement, the Security Documents to which it is a party, the CF&I Note, [the Amended Credit Agreement], its Bank Guaranty, its Bank Security Agreement and +; CF&I is duly qualified as a foreign partnership to transact business, and is in good standing, in the States of Colorado and California.

            (viii) This Agreement has been duly authorized, executed and delivered by the Company.

            (ix) The Registration Statement is effective under the Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

            (x) The Registration Statement and the Prospectus, as amended or supplemented if applicable (in each case other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein) complies as to form in all material respects with the requirements of the Act.

            (xi) The Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock", and the form of certificate used to evidence the Common Stock complies with all applicable requirements of the General Corporation Law of the State of Delaware.

            (xii) To their knowledge (A) there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and (B) there are no pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their respective properties or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on (1) the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries or (2) the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder.

            (xiii) The information in the Prospectus under the captions "Risk Factors--Substantial Increase in Dividend Requirements; Limitations on Payment of Common Stock Dividends", "Risk Factors--Leverage and Access to Funding; Compliance with Financial Covenants", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources", "Business--Environmental Matters", "Description of Capital Stock", Description of Certain Indebtedness" and in the last paragraph under "Price Range of Common Stock and Dividends", the information in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995 under "Business--Environmental Matters", "Business--Employees", "Legal Proceedings", "Properties" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources", the information in the Company's proxy statement dated March 15, 1996 under "Executive Compensation--Defined Benefit Retirement Plans" and "Employment Contracts and Termination of Employment and Change in Control Arrangements", and the information under Item 15 of Part II of the Registration Statement, to the extent that it describes statutes, rules, regulations or other laws, or summarizes provisions of the Company's articles of incorporation and by-laws or the Indenture, the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement, the CF&I Note, the Acquisition Agreement, the Camrose Credit Agreement, the Old Credit Agreement, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements, CF&I's partnership agreement, or other credit agreements, guarantees, documents, instruments, agreements, legal or governmental proceedings, leases or employee benefit plans, or constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

            (xiv) To their knowledge, there are no contracts, indentures, mortgages, loan agreements, credit agreements, notes, guarantees, leases or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

            (xv) No authorization, approval, consent or order of, or qualification, registration or filing with, any court or governmental authority, agency or official is required in connection with the offering, issuance or sale of the Shares to the Underwriters under this Agreement and of the Notes under the Other Agreement or for the execution, delivery or performance by the Company and the Guarantors of this Agreement, the Other Agreement, the Indenture, the Notes, the Intercreditor Agreement, the Guarantees, the Security Documents, the CF&I Note, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements or + (including, without limitation, for the creation and maintenance of the liens and security interests arising under the Security Documents), except (i) such as may be required under the Act, state securities and Blue Sky laws and the 1939 Act and (ii) for the filings described in Section 6(ar) of the Other Agreement and the filing from time to time of continuation statements under the UCC; and the execution, delivery and performance of this Agreement, the Other Agreement, the Indenture, the Notes, the Intercreditor Agreement, the Guarantees, the Security Documents, the CF&I Note, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements and +, and the consummation of the transactions contemplated herein and therein (including without limitation, (i) the issuance and sale of the Shares and the Notes and (ii) the creation and maintenance of the liens and security interests arising under the Security Documents and the Bank Security Agreements), will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (other than liens created by the Security Document in favor of the Trustee and the holders of the Notes and liens created pursuant to the Amended Credit Agreement and the Bank Security Agreements in favor of the Lenders) upon any property or assets of the Company or any of its subsidiaries pursuant to the Indenture, the Security Documents, the Amended Credit Agreement, the Bank Guaranties, the Bank Security Agreements or the Acquisition Agreement, or, to their knowledge any other material contract, indenture, mortgage, loan agreement, credit agreement, note, guarantee, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws, partnership agreement or organizational documents, as the case may be, of the Company or any of its Significant Subsidiaries, or any applicable law, administrative regulation or, to their knowledge, administrative or court decree.

            (xvi) Each Incorporated Document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules and other financial or statistical data included therein, as to which no opinion need be rendered) complies as to form in all material respects with the Exchange Act and the Exchange Act Regulations.

            (xvii) The acquisition by CF&I of the assets of CF&I Steel Corporation and its subsidiaries pursuant to the Acquisition Agreement was approved by a Final Order and the Final Order, insofar as it relates to the Acquisition Agreement and the transactions contemplated thereby, is not subject to review, appeal or modification.

            (xviii) The Old Guaranties and the Old Security Agreements executed by Napa, Fontana and CPC have been terminated and all mortgages, liens, charges, security interests, pledges, assignments or other encumbrances created thereby or in connection therewith, or securing any obligations thereunder, have been released and terminated (including, without limitation, by the filing in appropriate governmental offices of UCC termination statements).

            (xix) The Old New CF&I Guaranty, the Old Company Security Agreement, the Old New CF&I Security Agreement and the Old CF&I Security Agreement have been amended and restated and the Old New CF&I Guaranty, as so amended and restated, guarantees obligations of the Company arising only under the Amended Credit Agreement, and the only collateral which is subject to the liens and security interests created by the Old Company Security Agreement, Old New CF&I Security Agreement and Old CF&I Security Agreement, as so amended and restated, are accounts receivable and inventory and related books and records of the Company, New CF&I and CF&I, respectively, and all mortgages, liens, charges, security interests, pledges, assignments and other encumbrances created by the Old Company Security Agreement, Old New CF&I Security Agreement and the Old CF&I Security Agreement on any other property or assets have been released and terminated (including, without limitation, by the filing in appropriate governmental offices of UCC termination or amendment statements).

            (xx) The Amended Credit Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and +, enforceable against the Company and + in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

            (xxi) The Bank Guaranties have been duly authorized, executed and delivered by, and are the valid and binding agreements of, New CF&I and CF&I, respectively, enforceable against New CF&I and CF&I, respectively, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

            (xxii) The Bank Security Agreements have been duly authorized, executed and delivered by, and are the valid and binding agreements of, the Company, New CF&I and CF&I, respectively, enforceable against the Company, New CF&I and CF&I, respectively, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

            (xxiii) A duly authorized and executed certificate or certificates of ownership and merger with respect to each of the Mergers has been duly filed with the Secretary of State of the State of Delaware and each of the Mergers has become effective under the General Corporation Law of the State of Delaware.

            Such counsel shall also state that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement or the Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Time or the Option Closing Time, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Time or the Option Closing Time, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no statement with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document). In the event that a Rule 462(b) Registration Statement is filed and becomes effective on a date different from that of the original registration statement, such statement shall be appropriately modified also to cover the Rule 462(b) Registration Statement as of its effective date.

            In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated as of Closing Time, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the State of New York or the State of Oregon, the General Corporation Law of the State of Delaware or the Revised Uniform Limited Partnership Act of the State of Delaware provided that
         (1) each such local counsel is acceptable to the Representatives and
         (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion (which also shall state that the Representatives may rely on such opinion as if it were addressed to them) is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel. In rendering their opinion as aforesaid, insofar as any of the documents covered thereby are governed by the laws of the State of New York, counsel may assume for purposes of giving the opinion that the laws of the State of New York are the same as the laws of the State of Oregon.

            (d) You shall have received at the Closing Time an opinion of Schwabe, Williamson and Wyatt, counsel for the Company, dated as of Closing Time and addressed to you, as Representatives of the several Underwriters, to the effect that:

            (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole.

            (ii) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to warrants, reservations, agreements or employee benefit plans referred to in the Prospectus); the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and, to their knowledge there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or the Other Agreement.

            (iii) The issuance of the Shares is not subject to preemptive rights or other similar rights arising (A) by operation of the General Corporation Law of the State of Delaware or under the certificate of incorporation or by-laws of the Company or (B) to their knowledge, otherwise.

            (iv) CPC has been duly incorporated, is in good standing and has legal corporate existence under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each of New CF&I and CPC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole; and all of the issued and outstanding capital stock of each of New CF&I and CPC has been duly authorized and validly issued, is fully paid and non-assessable and (except for a minority interest in New CF&I described in the Prospectus) to their knowledge is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (v) CF&I is duly qualified as a foreign partnership to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole; all of the issued and outstanding partnership interests of CF&I have been duly authorized (if applicable) and validly issued; and all of the issued and outstanding partnership interests of Camrose and CF&I (except for minority partnership interests described in the Registration Statement) to their knowledge are owned by the Company, through New CF&I and CPC, respectively, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (vi) The Mergers were duly authorized by the Company, Fontana and Napa, as applicable, and did not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Fontana or Napa pursuant to, any contract, indenture, mortgage, loan agreement, credit agreement, note, guarantee, lease or other instrument or agreement, known to such counsel, to which the Company, Fontana or Napa is or was, at the time of the Mergers, a party or by which any of them are or were, at the time of the Mergers, bound, or to which any of the property or assets of the Company, Fontana or Napa is or was, at the time of the Mergers, subject, nor did the Mergers result in any violation of the provisions of the charter or by-laws of the Company, Fontana or Napa or, to the knowledge of such counsel, any applicable law, administrative regulation or administrative or court decree.

            (e) You shall have received at the Closing Time an opinion of Field & Field Perration, special Canadian counsel for the Company and the Guarantors, dated as of Closing Time and addressed to you, as Representatives of the several Underwriters, to the effect that:

            (i) CPC is registered in the Province of Alberta, Canada as a valid and subsisting extra-provincial corporation, is in good standing with respect to corporate filings in the Province of Alberta, Canada, and is qualified to transact business in the Province of Alberta, Canada.

            (ii) Camrose is a general partnership duly formed under the laws of the Province of Alberta, Canada; Camrose is in good standing with respect to partnership filings in the Province of Alberta, Canada and there is no other jurisdiction in which the character of the material properties held by it, or the nature of its business, makes such qualification or filing necessary; all of the issued and outstanding partnership interests in Camrose have been duly authorized (if applicable) and validly issued and, to their knowledge, CPC owns a 60% general partnership interest in Camrose; and Camrose has the power and authority as a general partnership to own, lease and operate its properties and to conduct its business in the Province of Alberta, Canada, as described in the Prospectus.

            (f) You shall have received at the Closing Time an opinion of Brown & Wood, counsel for the Underwriters, dated as of Closing Time and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (iv), (v), (viii), (ix), (x) (excluding the Incorporated Documents) and the penultimate paragraph of subsection (c) above and such other related matters as you may request.

            (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and as of Closing Time from Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the forms heretofore approved by you.

            (h)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Time; (ii) there shall not have been any change in the capital stock (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to warrants or reservations referred to in the Prospectus) of the Company nor any material increase in the consolidated short-term or long-term debt of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in the Registration Statement and Prospectus, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries considered as a whole;
(iv) the Company and its subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries considered as a whole other than those reflected in the Registration Statement or the Prospectus; and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Time as if made on and as of the Closing Time, and you shall have received a certificate, dated as of the Closing Time and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(h) and in Section 8(i) hereof.

            (i) The Company shall not have failed at or prior to the Closing Time to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Time.

            (j) Prior to the Closing Time the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

            (k) Prior to or concurrently with the delivery of the Firm Shares hereunder at the Closing Time, the Company shall have issued, and the Debt Underwriters shall have paid for, the Notes being sold pursuant to the Other Agreement.

            (l) Prior to the Closing Time, the Amended Credit Agreement, the Bank Guaranties and the Bank Security Agreements and all ancillary instruments and agreements shall have been executed and delivered by the parties thereto and shall be in form and substance satisfactory to you and the Company shall have furnished you copies thereof; at or prior to Closing Time, the instruments and agreements (including, without limitation, UCC termination statements or amendments to UCC financing statements) providing for the release and termination of the liens and security interests referred to in Sections 6(x), 6(y) and 6(z) hereof shall have been executed, delivered and filed in the appropriate governmental offices, and the Company shall have delivered copies thereof to you; at the Closing Time, the Amended Credit Agreement shall be effective; at the Closing Time, the Company shall have furnished to you evidence, in form and substance satisfactory to you, that the Old Pledge Agreement, the Old Guaranties executed by Napa, Fontana and CPC and the Old Security Agreements executed by Napa, Fontana and CPC shall have been terminated and that all amounts owing thereunder have been paid, and that all mortgages, liens, charges, security interests, pledges, assignments or other encumbrances created thereby or in connection therewith, or securing obligations under the Old Guaranties or the Old Credit Agreement, have been released and terminated (including, without limitation, by the filing in appropriate governmental offices of UCC termination statements); and at the Closing Time, the Company shall have furnished to you evidence, in form and substance satisfactory to you, that the Old Guaranty executed by New CF&I shall have been amended and restated and shall guarantee obligations of the Company arising only under the Amended Credit Agreement and that the Old Security Agreements executed by the Company, New CF&I and CF&I have been amended and restated and that the only collateral which is subject to the liens and security interests created thereby, after giving effect to such amendment and restatement, are accounts receivable and inventory and related books and records of the Company, New CF&I and CF&I, respectively. [TO BE APPROPRIATELY REVISED].

            (m) At the Closing Time, you shall have received evidence, satisfactory to you, of the consent of Pension Benefit Guaranty Corporation, as the limited partner of CF&I, to the Guarantee, the Security Agreement and the Mortgage to be executed by CF&I in connection with the sale of the Notes and the Bank Guaranty and the Bank Security Agreement to be executed by CF&I in connection with the Amended Credit Agreement and such consent shall be in full force and effect and shall not have been withdrawn or limited.

            (n) At the Closing Time, you shall have received evidence, satisfactory to you, that BNL has waived the negative pledge covenant in the BNL Agreement insofar as relates to the liens and security interests created by the Security Documents and the Bank Security Agreements, and such waiver shall be in full force and effect and shall not have been withdrawn or limited.

            (o) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Time of the conditions set forth in this Section 8, except that, if any Option Closing Time is other than the Closing Time, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated as of the Option Closing Time in question and the opinions called for by paragraphs (c),
(d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing (or reproduction), and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange;
(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or a Rule 462(b) Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment or a Rule 462(b) Registration Statement, as the case may be, has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder at the Closing Time, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase at the Closing Time, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase at the Closing Time and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase at the Closing Time and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company if prior to the Closing Time or any Option Closing Time (if different from the Closing Time and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Oregon shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend appearing as the last paragraph under the caption "Incorporation of Certain Documents by Reference" and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 1000 S.W. Broadway, Portland, Oregon 97205, Attention: L. Ray Adams; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

              This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term

"successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                               Very truly yours,


                               OREGON STEEL MILLS, INC.


                               By:
                                   -----------------------------------
                                   Name:
                                   Title:


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED


As Representatives of the Several Underwriters


By:   SMITH BARNEY INC.


By:
    --------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                                      Number of
                   Underwriter                                       Firm Shares
- ------------------------------------------------------------         -----------


Smith Barney Inc............................................

PaineWebber Incorporated....................................




                                                                     -----------

         Total..............................................           6,000,000
                                                                     ===========

                                   SCHEDULE II

                         List of Officers and Directors
                               Subject to Lock-up

                               Thomas B. Boklund
                               C. Lee Emerson
                               V. Neil Fulton
                               Edward C. Gendron
                               Richard G. Landis
                               Robert W. Keener
                               James A. Maggetti
                               John A. Sproul
                               William Swindells
                               L. Ray Adams
                               Joe E. Corvin
                               Edward J. Hepp, Jr.

                                                                       Exhibit A

                            OREGON STEEL MILLS, INC.

                                 LOCK-UP LETTER

                                                                          , 1996

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED

         As Representatives of the Several Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Oregon Steel Mills, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public.

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc. the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or warrants to purchase, or otherwise transfer or dispose of, any shares of Common Stock (including, without limitation, Common Stock owned by the undersigned through the Company's ESOP), or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters.

         The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Company and the registrar and transfer agent for the Common Stock are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this letter agreement.

         It is understood that, if the Underwriting Agreement does not become effective prior to August 1, 1996, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release us from our obligations under this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                                                   Very truly yours,



                                             -----------------------------
                                                  [Name of Signatory]